                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A


                        AMENDMENT NO. 1 TO CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 31, 1996

                        Bristol Technology Systems, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                 0-21633                58-2235556
      (State or other            (Commission           (I.R.S. Employer
        jurisdiction              File Number)         Identification No.)
     of incorporation)

   18201 Von Karman Avenue, Suite 305, Irvine, California        92612
      (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:   (714) 475-0800


                                 Not Applicable
          (Former name or former address, if changed since last report)

The undersigned Registrant hereby amends the following item of its Current Report on Form 8-K, filed on January 15, 1997. The Registrant is amending Item 7 to include certain required financial statements and pro forma financial information.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

        Audited financial statements of the business acquired
        (Automated Register Systems, Inc.) as of December 31, 1996 and 1995 and for the two years ended December 31, 1996, together with the auditors' report thereon.

(b) PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

       Unaudited pro forma condensed consolidated financial statements of Bristol Technology Systems, Inc. and
       Automated Register Systems, Inc.:

            Pro forma condensed consolidated balance sheet as of December 31, 1996

            Pro forma condensed consolidated statement of operations for the period from inception (April 3, 1996) to December 31, 1996

            Notes to Pro forma condensed consolidated financial statements

The pro forma condensed consolidated financial information has been prepared giving effect to the acquisition of Automated Register Systems, Inc. ("ARS") as if the transaction had taken place at April 3, 1996 (inception of Bristol) and therefore includes the operations of ARS from that date. The pro forma information has been based on historical financial statements of Automated Register Systems, Inc. after giving effect to the acquisition using the purchase method of accounting and the adjustments as described in the accompanying notes to the pro forma financial statements. The carrying values of the acquired tangible assets and assumed liabilities are believed to approximate fair values. The allocation of the purchase price is subject to final determination based on the valuations of the assets acquired. Any purchase price adjustments will be made within one year from the acquisition date and are not expected to be material to the pro forma financial information taken as a whole.

The pro forma financial information is not necessarily indicative of the results of operations or the financial position which would have been attained had the acquisition been consummated on the dates indicated or which may be achieved in the future. The pro forma financial statements should be read in conjunction with the audited historical consolidated financial statements and related notes thereto of Bristol Technology Systems, Inc. as of June 30, 1996 previously filed and the audited historical financial statements and related notes thereto of Automated Register Systems, Inc. included herein.

(c) EXHIBITS

10.27 Employment Agreement between Michael Pollastro and Automated Register Systems, Inc., dated January 1, 1997.

10.28 Employment Agreement between Gary Pollastro and Automated Register Systems, Inc., dated January 1, 1997.

10.29 Employment Agreement between John Pollastro and Automated Register Systems, Inc., dated January 1, 1997.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     Bristol Technology Systems, Inc.
                                     (Registrant)


Dated:  March 14, 1997               By: /s/ Kelly Kaufman
                                     -------------------------------------
                                     Kelly Kaufman
                                     Vice President of Finance
                                     (Principal financial and accounting
                                     officer)

                              Financial Statements

                        Automated Register Systems, Inc.

                     Years ended December 31, 1995 and 1996
                      with Report of Independent Auditors

                        Automated Register Systems, Inc.

                              Financial Statements

                     Years ended December 31, 1995 and 1996




                                    CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . 1

Audited Financial Statements

Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Statements of Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Statements of Stockholders' Equity  . . . . . . . . . . . . . . . . . . . . . 4
Statements of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . 6

                         Report of Independent Auditors




The Board of Directors
Automated Register Systems, Inc.

We have audited the accompanying balance sheets of Automated Register Systems, Inc. (the Company) as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity, and cash flows for the years then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Automated Register Systems, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                        Ernst & Young LLP


Orange County, California
March 5, 1997

                        Automated Register Systems, Inc.

                                 Balance Sheets



                                                                                DECEMBER 31
                                                                        1995                  1996
                                                                     ----------            ----------
ASSETS
Current assets:
   Cash                                                              $       --             $   16,745
   Accounts receivable, less allowance for doubtful accounts of
       $15,273 in 1995; $15,946 in 1996                                 442,817                545,363
   Inventories                                                          825,179                727,503
   Deferred income taxes                                                 39,870                 25,907
   Prepaid expenses and other current assets                              1,962                 22,185
   Amounts due from related parties                                           -                 67,028
                                                                     ----------             ----------
Total current assets                                                  1,309,828              1,404,731

Property and equipment, net                                              53,051                 70,358
Prepaid license fees                                                    102,750                102,750
Other assets                                                             14,000                 14,000
                                                                     ----------             ----------
   Total assets                                                      $1,479,629             $1,591,839
                                                                     ==========             ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Line of credit                                                    $  235,000             $  152,812
   Accounts payable                                                     424,436                221,420
   Accrued wages and expenses                                           213,266                273,045
   Deferred revenue                                                     165,605                183,741
   Customer advances                                                     34,845                 96,485
   Amounts payable to related parties                                     1,247                      -
                                                                     ----------             ----------
Total current liabilities                                             1,074,399                927,503
                                                                     ----------             ----------

Capital lease obligation, less current portion                               --                  6,564

Commitments and contingencies

Stockholders' equity
   Common stock, authorized 500 shares, $100 par value; 37 shares
       issued and outstanding in 1995 and 1996                            3,700                  3,700
   Retained earnings                                                    401,530                654,072
                                                                     ----------             ----------
Total stockholders' equity                                              405,230                657,772
                                                                     ----------             ----------
Total liabilities and stockholders' equity                           $1,479,629             $1,591,839
                                                                     ==========             ==========



See accompanying notes.

                        Automated Register Systems, Inc.

                              Statements of Income



                                                                              DECEMBER 31
                                                                        1995              1996
                                                                    ----------         ----------
Revenue:
   System sales and installation                                    $4,287,200         $2,988,479
   Service and supplies sales                                        1,146,549          1,389,708
                                                                    ----------         ----------
Net revenue                                                          5,433,749          4,378,187

Costs and expenses:
   Cost of system sales and installation                             3,760,981          2,472,779
   Cost of service and supplies sales                                  878,805            943,072
   Selling, general and administrative                                 652,293            532,560
                                                                    ----------         ----------
Total costs and expenses                                             5,292,079          3,948,411
                                                                    ----------         ----------

Operating income                                                       141,670            429,776

   Interest expense                                                     36,769             32,982
                                                                    ----------         ----------

Income before income taxes                                             104,901            396,794
Income tax provision                                                    36,409            144,252
                                                                    ----------         ----------
Net income                                                             $68,492           $252,542
                                                                    ==========         ==========
Earnings per share (37 shares in 1995 and 1996)                         $1,851             $6,825
                                                                    ==========         ==========


See accompanying notes.

                        Automated Register Systems, Inc.

                      Statements of Stockholders' Equity


                                              COMMON STOCK
                                        -----------------------
                                                                        RETAINED
                                        SHARES           AMOUNT         EARNINGS           TOTAL
                                        ------           ------         --------         --------
Balance at December 31, 1994               37           $3,700         $333,038          $336,738

Net income                                  -                -           68,492            68,492
                                           --           ------         --------          --------
Balance at December 31, 1995               37            3,700          401,530           405,230

Net income                                  -                -          252,542           252,542
                                           --           ------         --------          --------
Balance at December 31, 1996               37           $3,700         $654,072          $657,772
                                           ==           ======         ========          ========

See accompanying notes.

                        Automated Register Systems, Inc.

                            Statements of Cash Flows



                                                                              DECEMBER 31
                                                                        1995              1996
                                                                     ---------          ---------
OPERATING ACTIVITIES
Net income                                                           $  68,492           $252,542
Adjustments to reconcile net income to net cash provided by (used for) operations:
      Depreciation and amortization                                     27,289             27,385
      Deferred income taxes                                            (21,131)            13,963
      Changes in operating assets and liabilities:
         Accounts receivable                                           163,499           (102,546)
         Inventories                                                  (201,274)            97,676
         Prepaid expenses and other current assets                       1,227            (20,223)
         Amounts due from related parties                               (4,931)           (68,275)
         Prepaid license fees                                          (22,150)                 -
         Other assets                                                  (14,000)                 -
         Accounts payable                                             (176,804)          (203,016)
         Accrued wages and expenses                                    128,605             56,968
         Deferred revenue                                               35,959             18,136
         Customer advances                                             (39,201)            61,640
                                                                     ---------          ---------
Net cash provided by (used for) operations                             (54,420)           134,250

INVESTING ACTIVITIES
Purchases of property and equipment                                    (26,435)           (35,317)

FINANCING ACTIVITIES
Net borrowings (payments) on line of credit                             80,855            (82,188)
                                                                     ---------          ---------
Net cash provided by (used for) investing activities                    80,855            (82,188)
                                                                     ---------          ---------

Net increase (decrease) in cash                                              -             16,745
Cash at beginning of year                                                    -                  -
                                                                     ---------          ---------
Cash at end of year                                                  $       -          $  16,745
                                                                     =========          =========
SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest                                               $  37,341          $  33,256
                                                                     =========          =========
Cash paid for income taxes                                           $   6,150          $  19,080
                                                                     =========          =========


See accompanying notes.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Automated Register Systems, Inc. (Company) is a Washington corporation. On December 31, 1996, all of the outstanding stock of the Company was exchanged for cash and shares of non-registered restricted common stock of Bristol Technology Systems, Inc. (Bristol) and the Company became a wholly-owned subsidiary of Bristol.

Concurrent with the acquisition, effective December 31, 1996, the Company purchased the assets of Pacific Retail Systems, Inc. The total consideration was $8,000 cash and the transaction was accounted for as a purchase.

NATURE OF BUSINESS

The Company sells, installs, and services point of sale (POS) systems and cash registers primarily in the Northwest United States. The Company sells its products primarily to quick service and fine dining food establishments, specialty retail and supermarkets. Credit is extended based on an evaluation of the customer's financial condition. Collateral is generally not required, however, advances from customers to cover a portion of the hardware costs generally are required.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue for system sales upon delivery of the system to the customer. The Company sells product service contracts for hardware and peripheral support which generally cover a period of twelve months. Revenues from such service contracts are deferred and amortized on a straight-line basis over the life of the contracts. Deferred revenue represents the unrealized portion of deferred product service contract revenue.

PREPAID LICENSE FEES

The Company has prepaid amounts to a related party for certain software license agreements. These amounts will be amortized as the licenses are sold.

                        Automated Register Systems, Inc.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CUSTOMER ADVANCES

Customer advances represent deposits made in advance of equipment installation and are applied against invoices when revenue is recorded.

INVENTORIES

Inventories are stated at the lower of cost or market using the specific identification method for inventories with identifying serial numbers and the average cost method for all other inventories.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation and amortization is computed principally by accelerated methods for income tax and financial reporting purposes over the estimated useful lives of the assets which range from three to five years.

INCOME TAXES

The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are recognized and measured based on the likelihood of realization of the related tax benefit in the future.

EARNINGS PER SHARE

Earnings per share is based on the average number of shares of common stock outstanding during each year.

                        Automated Register Systems, Inc.

2. CONCENTRATION OF CREDIT RISK

During 1995 and 1996 the Company had sales to several customers; those representing over 10% of total revenues were as follows:

                                                         1995           1996
                                                         ----           ----
    Customer A                                            39%             -
    Customer B                                            19%            18%
    Customer C                                             -             16%

At December 31, 1995 and 1996, accounts receivable due from these customers totaled $128,771 and $46,379; and $95,297 and $43,601, respectively.

3. INVENTORIES

Inventories consist primarily of POS terminals, peripherals, paper and other supplies for resale to customers, as well as items to support maintenance contracts. Inventories held by revenue type at December 31, were as follows:

                                                            1995             1996
                                                          --------         --------
Systems and installation inventories                      $662,588         $553,616
Service and supplies inventories                           162,591          173,887
                                                          --------         --------
                                                          $825,179         $727,503
                                                          ========         ========

Included in inventories at December 31, 1996 is approximately $166,884 of refurbished parts and components which the Company has on hand to fulfill maintenance contract requirements. Due to the nature of the systems installed and the longevity of the systems in general, service may be provided for several years after sale, causing much of the refurbished inventory on hand to be of older items.

4. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

                                                               1995             1996
                                                            ---------         --------
Furniture and fixtures                                       $116,343         $133,683
Leasehold improvements                                         78,770           78,770
Equipment                                                      63,863           90,605
Automobiles                                                    13,771           12,871
                                                             --------          -------
                                                              272,747          315,929
Less accumulated depreciation and amortization                219,696          245,571
                                                             --------          -------
Property and equipment, net                                  $ 53,051          $70,358
                                                            =========          =======

                        Automated Register Systems, Inc.

5. CREDIT ARRANGEMENT

The Company has a line of credit arrangement with a bank which provides for aggregate borrowings of $600,000, bears interest at the bank's prime rate, plus 2.25%, matures on January 2, 1997 and is collateralized by accounts receivable and inventories. At December 31, 1996, outstanding borrowings under the line of credit were $152,812 bearing interest at 10.5%. The weighted average interest rates on short-term borrowings for the years ended December 31, 1995 and 1996 were 11.5% and 10.8%, respectively. The line of credit requires the Company to maintain certain financial covenants. The Company was in compliance with all covenants at December 31, 1996.

In 1996, the Company entered into capital lease obligations totaling $9,375.

6. COMMITMENTS AND CONTINGENCIES

The Company leases certain facilities and vehicles under noncancellable lease arrangements expiring in various years through 2003. These leases may be renewed for periods of one year. Future annual minimum lease payments for noncancellable operating leases, all of which all are to related parties, and capital lease obligations at December 31, 1996 were:

                                              OPERATING LEASES    CAPITAL LEASES
                                              ----------------    --------------
1997                                               $194,877            $ 3,643
1998                                                189,593              3,643
1999                                                184,355              3,643
2000                                                180,756                  -
2001                                                180,756                  -
Thereafter                                          361,512                  -
                                                 ----------            -------
                                                 $1,291,849             10,929
Less amounts representing interest               ==========              1,553
                                                                       -------
                                                                         9,376
Less: current portion                                                    2,812
                                                                       -------
                                                                        $6,564
                                                                       =======

Rent expense was $139,898 and $106,869 for 1995 and 1996, respectively. Of those amounts, $123,219 and $99,219 was paid to related parties in 1995 and 1996, respectively.

                        Automated Register Systems, Inc.

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)

EMPLOYMENT AGREEMENTS

On January 1, 1997, the Company entered into employment agreements with certain executive officers and employees, the terms of which expire December 31, 1999 and provide for minimum salary levels and incentive bonuses based on the attainment of certain management goals. The aggregate commitment for future salaries was $885,000 at January 1, 1997.

7. INCOME TAXES

Significant components of the provision (benefit) for income taxes are as follows:

                                                           1995             1996
                                                         --------         --------
Federal:
   Current                                                $57,540         $130,289
   Deferred                                               (21,131)          13,963
                                                          -------         --------
Provision for income taxes                                $36,409         $144,252
                                                          =======         ========

Deferred income taxes reflect the net tax effect of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

Significant components of the Company's deferred tax assets at December 31 are as follows:

                                                            1995             1996
                                                          -------          -------
Deferred tax assets:
  Inventory reserves                                      $25,968           $8,500
  Accounts receivable reserves                              5,193            5,421
  Accrued compensation                                      5,797            8,357
  Depreciation and amortization                             2,912            3,629
                                                          -------          -------
Total deferred tax assets                                 $39,870          $25,907
                                                          =======          =======

                        Automated Register Systems, Inc.

7. INCOME TAXES (CONTINUED)

The Company has not recorded any valuation allowance against deferred tax assets as management believes all of the temporary differences, listed above, will be realized against taxable income in future fiscal years.

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is:

                                                           1995                       1996
                                                    ---------------------      ---------------------
                                                    AMOUNT       PERCENT       AMOUNT        PERCENT
                                                    ---------    -------       ---------     -------
Tax at U.S. statutory rates                           $35,666       34.0%       $134,909        34.0%
Non-deductible meals and entertainment                    743         .7%            742          .2%
Other                                                       -           -          8,601         2.2%
                                                      -------       -----       --------        -----
                                                      $36,409       34.7%       $144,252        36.4%
                                                      =======       =====       ========        =====

8. EMPLOYEE BENEFIT PLAN

The Company sponsors a Section 401(K) employees savings plan, covering substantially all full-time employees who have worked for the Company for more than one year. The Company made no contributions in 1995 or 1996.

9. RELATED PARTY TRANSACTIONS

The Company had various transactions with the former owners and affiliated companies. Transactions with the related parties are made in the normal course of business. A summary of these transactions is as follows:

                                                                           YEAR ENDED DECEMBER 31
                                                                         -------------------------
                                                                           1995             1996
                                                                         --------        ---------
Rent paid to Pollastro Properties, Inc., Pacific Retail Systems and
  ARS Leasing, affiliates owned by a stockholder of the Company          $123,219        $  99,219


Software licenses purchased from Advanced Computer Automations,
  owned by a stockholder of the Company                                    22,150                -

Inventories transferred at cost to Pacific Retail Systems, Inc.,
  owned by a stockholder of the Company                                   193,000          248,000

                        Automated Register Systems, Inc.

9. RELATED PARTY TRANSACTIONS (CONTINUED)

The mortgage on the building leased from Pollastro Properties, Inc. is guaranteed by the Company. The mortgage balance outstanding at December 31, 1996 was $343,000.

                                                                1995             1996
                                                              -------         ---------
Amounts due from and payable to related parties
  consisted of the following at December 31:
    Pollastro Properties                                       $7,000         $  7,000
    Pacific Retail Systems                                     (8,247)               -
    Company stockholder                                             -           60,028
                                                              -------          -------
                                                              $(1,247)         $67,028
                                                              =======          =======

                BRISTOL TECHNOLOGY SYSTEMS, INC. & SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                            AS OF DECEMBER 31, 1996



                                                    Unaudited                    Unaudited            Unaudited
                                                      Company                    Pro Forma         Consolidated
                                                   Historical        ARS        Adjustments           Pro Forma
                                                   ----------        ---        -----------         -----------
Cash and cash equivalents                          $5,458,929        $16,745                          $5,475,674
Accounts receivable, net                              751,593        545,363                           1,296,956
Inventories                                         1,442,028        727,503                           2,169,531
Prepaid expenses and other current assets              66,443        115,120       (25,907)  (A)         155,656
                                                  -----------     ----------   -----------           -----------
     Total current assets                           7,718,993      1,404,731       (25,907)            9,097,817

Property and equipment, net                           180,468         70,358                             250,826
Intangible assets, net                                540,847                    1,154,655   (A)       1,695,502
Investment in ARS                                   1,786,520                   (1,786,520)  (A)              --
Other long term assets                                  8,804        116,750                             125,554
                                                  -----------     ----------   -----------           -----------
     Total assets                                 $10,235,632     $1,591,839     ($657,772)          $11,169,699
                                                  ===========     ==========   ===========           ===========

Line of credit                                       $285,629       $152,812                            $438,441
Accounts payable                                      743,205        221,420                             964,625
Accrued expenses                                      347,411        273,045                             620,456
Deferred revenue                                      243,318        183,741                             427,059
Customer advances                                     329,232         96,485                             425,717
Current portion of long term debt &
  capital lease obligations                            57,029              0                              57,029
                                                  -----------     ----------   -----------           -----------
     Total current liabilities                      2,005,824        927,503                           2,933,327

Capital lease obligations - non-current portion        30,315          6,564                              36,879
Other long term liabilities                            24,500              0                              24,500
                                                  -----------     ----------   -----------           -----------
     Total liabilities                              2,060,639        934,067                           2,994,706

Common Stock                                            4,746          3,700        (3,700)  (A)           4,746
Additional paid-in-capital                          8,276,872                                          8,276,872
Retained earnings (deficit)                          (106,625)       654,072      (654,072)  (A)        (106,625)
                                                  -----------     ----------   -----------           -----------
     Total stockholders' equity                     8,174,993        657,772      (657,772)            8,174,993
                                                  -----------     ----------   -----------           -----------
     Total liabilities and stockholders' equity   $10,235,632     $1,591,839     ($657,772)          $11,169,699
                                                  ===========     ==========   ===========           ===========

                BRISTOL TECHNOLOGY SYSTEMS, INC. & SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
       FOR THE PERIOD FROM INCEPTION (APRIL 3, 1996) TO DECEMBER 31, 1996


                                                                Unaudited
                                                                 ARS from
                                               Unaudited     April 3, 1996     Unaudited          Unaudited
                                                 Company      to December      Pro forma            Company
                                              Historical         31, 1996    Adjustments          Pro forma
                                              ----------      -----------    -----------          ---------
Net revenue                                   $4,196,230       $3,637,910                         $7,834,140

Cost of sales                                  2,845,995        2,838,289                          5,684,284
                                              ----------       ----------     ---------           ----------
Gross margin                                   1,350,235          799,621                          2,149,856

Selling, general & administrative expenses     1,454,015          399,196       111,300 (B),(C)    1,964,511
                                              ----------       ----------     ---------           ----------
Operating income (loss)                         (103,780)         400,425      (111,300)             185,345

Interest income                                  (43,280)                                            (43,280)
Interest expense                                  46,125           22,090                             68,215
                                              ----------       ----------     ---------           ----------
Income (loss) before income tax provision
(benefit)                                       (106,625)         378,335      (111,300)             160,410

Income tax provision (benefit)                         0          144,252       (20,424)  (D)        123,828
                                              ----------       ----------     ---------           ----------
Net income (loss)                              ($106,625)        $234,083      ($90,876)             $36,582
                                              ==========       ==========     =========           ==========

Net income (loss) per common share                 (0.03)                                               0.01
                                              ==========                                          ==========
Weighted average common shares outstanding     3,483,012                         58,154   (A)      3,541,166
                                              ==========                       ========           ==========





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
                BRISTOL TECHNOLOGY SYSTEMS, INC. & SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


Explanation of Pro Forma Adjustments

(A)
On December 31, 1996, Automated Register Systems, Inc. (ARS) merged into Bristol Merger Corporation (the "Purchaser"), a wholly-owned subsidiary of Bristol Technology Systems, Inc. (the "Company). The aggregate purchase price, including acquisition costs of $78,148, was $1,786,520, of which $1,103,171 was paid in cash funded out of the Company's proceeds from its initial public offering of securities consummated on November 20, 1996 and $683,349 was paid by the issuance of 58,154 shares of non-registered, restricted Common Stock of the Company.

The net assets acquired from ARS consists primarily of accounts receivable and inventory. The acquisition of ARS is estimated to create approximately $1,154,655 of goodwill calculated as follows:

Cash purchase price                                    $1,025,023
Stock purchase price                                      683,349
Acquisition costs                                          78,148
                                                       ----------
Total purchase price                                    1,786,520
Less:  Net assets acquired                               (657,772)
Valuation allowance for deferred tax assets acquired       25,907
                                                       ----------
Total goodwill to be amortized over 15 years           $1,154,655


(B)
Represents the amortization of goodwill over an estimated useful life of 15 years, as if the ARS acquisition had been consummated on April 3, 1996.

(C)
Represents incremental rent expense that would have been incurred had the ARS acquisition been consummated on April 3, 1996.

(D)
Represents the adjustment to record the income tax effect of the pro forma adjustments.





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